Exhibit 16.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated July 28, 2008, with respect to the financial statements included in the filing of the Registration Statement (Form 10) of Forex365, Inc. (Formerly known as Solar Group, Inc.) for the fiscal year ended June 30, 2008.


\s\ Chisholm, Bierwolf & Nilson LLC
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Chisholm, Bierwolf & Nilson LLC

Bountiful, UT
September 19, 2008